UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _________________
FORM 8-K
__________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 3, 2016
___________________
Matrix Service Company
(Exact Name of Registrant as Specified in Its Charter)
___________________

DELAWARE	001-15461	73-1352174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	5100 E Skelly Dr., Suite 500, Tulsa, OK	74135
	(Address of Principal Executive Offices)	(Zip Code)
918-838-8822
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
__________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On May 3, 2016, Matrix Service Company (the “Company,” “we,” “us” or “our”) entered into the Second Amendment to the Third Amended and Restated Credit Agreement (the “Amendment”), by and among the Company and certain of its Canadian subsidiaries party thereto, as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other Lenders party thereto, which amends the Third Amended and Restated Credit Agreement dated as of November 7, 2011 (as previously amended, the “Credit Agreement”).
The Amendment amends the Credit Agreement in certain respects including, but not limited to:
•The Amendment (i) permits the Company and the Canadian subsidiaries to incur up to $5,000,000 of debt outside of the Credit Agreement and (ii) permits the Company's foreign subsidiaries (other than the Canadian subsidiaries) to incur up to $5,000,000 of debt outside of the Credit Agreement. Previously, the Company and all subsidiaries were collectively only permitted to incur a total of $5,000,000 of debt outside of the Credit Agreement.
•The Amendment permits the Company and its subsidiaries to sell accounts receivable at par pursuant to put options, in an unlimited amount, to any Lender or Lender affiliate.
•The Amendment permits the Company and its subsidiaries to sell up to $25,000,000 of accounts receivable in any 12-month period at a discount of not more than 4% of face value.
The obligations outstanding under the Credit Agreement are guaranteed by most of the Company's subsidiaries and are secured by a lien on substantially all of the assets of the Company and its subsidiaries.
The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10 to this Current Report on Form 8-K and is incorporated herein by reference.
Certain of the Lenders under the Credit Agreement and/or their affiliates have provided, from time to time, and may continue to provide, commercial banking, investment banking, financial and other services to the Company and/or its affiliates for which the Company and/or its affiliates have paid, and expect to pay, customary fees.

Item 8.01	Other Events.
On December 21, 2015, the Delaware Court of Chancery issued an opinion in In Re VAALCO Energy, Inc. Stockholder Litig., C.A. No. 11775-VCL (Del. Ch. Dec. 21, 2015), invalidating as a matter of law provisions of the certificate of incorporation and bylaws of VAALCO Energy, Inc., a Delaware corporation, that permitted the removal of VAALCO’s directors by its stockholders only for cause. The Court held that, in the absence of a classified board or cumulative voting, VAALCO’s “only for-cause” director-removal provisions conflict with § 141(k) of the Delaware General Corporation Law and are therefore invalid. Section 141(k) also provides that the right to remove a director shall be by majority vote of the shares then entitled to vote at an election of directors.
Article VII, Section 4 of our Amended and Restated Certificate of Incorporation (the “Charter”), and Article III, Section 3 of our Amended and Restated Bylaws (the “Bylaws”), contain “only for-cause” and “supermajority” director-removal provisions, and we do not have a classified board of directors or cumulative voting. As such, and in light of the statute and case law, we will not attempt to enforce the foregoing “only for-cause” and “supermajority” director-removal provisions and will comply with the Court of Chancery’s reading of the Delaware statute.  In addition, at our 2016 annual meeting the stockholders, we will seek to amend the Charter to provide that directors can be removed with or without cause and by a simple majority vote.  The Board of Directors intends to make conforming changes to the Bylaws if the changes in the Charter are approved by stockholders.

Item 9.01	Financial Statements and Exhibits.
The following exhibit is filed herewith:

Exhibit No.	Description
10	Second Amendment to the Third Amended and Restated Credit Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: May 5, 2016	By:	/s/ Kevin S. Cavanah

Kevin S. Cavanah
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Description

10            Second Amendment to the Third Amended and
Restated Credit Agreement.

2